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                                                                     EXHIBIT 4.1


                         REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of January 18, 2000 by and among Digital Island, Inc., a Delaware corporation (the "Company") and the stockholders of Live On Line, Inc. set forth on the signature page hereto (collectively, the "Holders").

                                   RECITALS:

          On the date hereof, pursuant to the terms of an Agreement and Plan of Merger, dated as of January 18, 2000 (the "Merger Agreement") among the Company, Live On Line, Inc., LOL Acquisition Corp. and the Holders, the Company has agreed to acquire the outstanding securities of Live On Line, Inc. pursuant to a statutory merger of LOL Acquisition Corp. with and into Live on Line, Inc. (the "Merger") in which each outstanding share of capital stock of Live On Line, Inc. will be exchanged for shares of Common Stock, $.001 par value per share, of the Company (the "Common Stock") and certain cash consideration in accordance with the Merger Agreement. The Common Stock received in the Merger by the Holders in exchange for their shares of capital stock of Live On Line, Inc. on the date hereof and any Related Registrable Securities (as defined herein) are collectively referred to herein as the "Registrable Securities".

          In that connection, the Company has agreed that the Holders shall have certain rights to the registration of Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act"), subject to Section
7.8 of the Merger Agreement. These rights are set forth in this Agreement.

          The parties therefore agree as follows:

          1.   Effective Date. This Agreement shall become effective on the date
               --------------
hereof.

          2.   Registration Under Securities Act, Etc.
               --------------------------------------

               2.1.  Registration.
                     ------------

                     2.1.1.   Registration Statement. The Company agrees to file
                              ----------------------
with the Commission a registration statement on Form S-3 (the "Registration Statement") covering the Registrable Securities on or before July 17, 2000 (giving due regard to, among other things, the other provisions of this Agreement which affect the timing of such filing) or, if the Company is not permitted to use Form S-3 at such date, as soon as practicable after the Company becomes eligible to use Form S-3, and will use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable thereafter to permit the resale of the Registrable Securities.

                    2.1.2.    Expenses. The Company will pay all Registration
                              --------
Expenses in connection with any registration pursuant to this Section 2.1.

                    2.1.3.    Delays in Registration. The Company may delay the
                              ----------------------
filing of a registration statement for up to 90 days if:
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                              (a)  there is material undisclosed information
concerning the Company or any subsidiary of the Company which has not been disclosed for business reasons; or

                              (b)  the Company is about to commence an offering
of securities of the Company or any subsidiary of the Company and the investment banker for the Company shall advise the Company in writing (with a copy to the Holders) that, in its reasonable opinion, the offering contemplated by the Company would be adversely affected by the sale of Registrable Securities by the Holders.

provided, however, that the Company shall only be entitled to delay the filing
--------  -------
of a registration statement pursuant to this Section 2.1.3 once during any 180-day period.

                      2.1.4.  Suspension of Registration. The Company may
                              --------------------------
suspend the effectiveness of any registration statement, or, without suspending such effectiveness, instruct the Holders that no sales of Registrable Securities included in such registration statement may be made if, in the Company's reasonable judgment, the Company would be required to disclose any material actions taken or proposed to be taken by the Company, which disclosure would have a material adverse effect on the Company or on such actions (a "Suspension Period") by providing the Holders with written notice of such Suspension Period and the reasons therefor. The Company shall use its reasonable efforts to provide such notice a reasonable number of days prior to the commencement of a Suspension Period, provided that in any event the Company shall provide such notice no later than the commencement of such Suspension Period. The Suspension Period shall not exceed 90 days. In addition, the Company shall not be required to keep any registration statement effective, or may without suspending such effectiveness instruct the Holders included in such registration statement not to sell such Registrable Securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency or self-regulatory organization to stop or suspend such trading or sales ("Supplemental Suspension Period"). The Company shall give prompt written notice to the Holders of the termination of any Suspension Period or Supplemental Suspension Period.

               2.2.   Registration Procedures.
                      -----------------------

                      2.2.1.  Procedures. If and whenever the Company is
                              ----------
required to use reasonable efforts in good faith to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, the Company will as promptly as practicable under the circumstances:

                               (a)  prepare and file with the Commission the
requisite registration statement on Form S-3 to effect such registration and thereafter use reasonable efforts in good faith to cause such registration statement to become effective, provided that the Company may discontinue any registration of Registrable Securities or not file a registration statement with the Commission under the circumstances specified in Sections 2.1.3 and 2.1.4, at any time prior to the filing or effective date of the registration statement relating thereto, as the case may be;

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                              (b)  prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period of the later of (i) six months or such earlier time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such registration statement, subject to any Suspension Period or Supplemental Suspension Period which will suspend any remaining portion of such six month period until termination of such Suspension Period or Supplemental Suspension Period or (ii) such time as all shares of Registrable Securities of the Holders can be sold in any single three-month period under Rule 144 under the Securities Act without any restriction;

                              (c)  promptly furnish to the Holders such number
of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed in accordance with Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request;

                              (d)  use reasonable efforts in good faith to
register or qualify all Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of its securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 2.2.1(d) be obligated to be so qualified or to consent to general service of process or to the imposition of taxes on, or measured by, all or any part of the income of the Company, in any such jurisdiction;

                              (e)  use reasonable efforts in good faith to cause
all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;

                              (f)  immediately notify the Holders, at any time
when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holders promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such securities, such prospectus shall not include an untrue statement

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of a material fact or omit to state a material fact required to be stated
therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                              (g)  furnish to the Holders at least two business
days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and not file any thereof to which the Holders shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                              (h)  otherwise use reasonable efforts in good
faith to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

                              (i)  provide and cause to be maintained a transfer
agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                              (j)  use its best efforts to list all Registrable
Securities covered by such registration statement on the principal securities exchange on which Registrable Securities of the type covered by such registration statement are then listed;

                              (k)  notify Holders as to the filing of the
registration statement and of all amendments or supplements thereto filed prior to the effective date of said registration statement;

                              (l)  notify Holders promptly after the Company
shall receive notice thereof of the time when said registration statement became effective or when any amendment or supplement to any prospectus forming a part of said registration statement has been filed;

                              (m)  notify Holders promptly of any request by the
Commission for the amendment or supplementation of such registration statement or prospectus or for additional information; and

                              (n)  advise Holders promptly after the Company
shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or amendment thereto or the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be Issued.

                      2.2.2.  Furnish Information. The Company may require the
                              -------------------
Holders to furnish the Company, and the Holders shall so furnish, such information regarding the Holders and the distribution of the Registrable Securities as the Company may from time to time

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reasonably request in writing and as shall be required by law or by the
Commission in connection therewith.

                    2.2.3.  Discontinuance. The Holders agree that upon receipt
                            --------------
by them of any notice from the Company of the happening of any event of the kind described in Section 2.2.1(f) or of any Suspension Period or Supplemental Suspension Period pursuant to Section 2.1.4, the Holders will forthwith discontinue the Holders' disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Holders' receipt, as the case may be, of the copies of the supplemented or amended prospectus contemplated by Section 2.2.1(f) or notice of the termination of such Suspension Period or Supplemental Suspension Period. If so directed by the Company, the Holders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in the Holders' possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice of an event described in Section 2.2.1(f).

              2.3.  Preparation; Reasonable Investigation. In connection with
                    -------------------------------------
the preparation and filing of the Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the Holders and their respective counsel and accountants, the opportunity to consult with the Company with respect to the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, will give each of them such access to its books and records, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, to conduct a reasonable investigation within the meaning of the Securities Act.

              2.4.  Indemnification.
                    ---------------

                    2.4.1.  Indemnification by the Company. In connection with
                            ------------------------------
any registration of any securities of the Company under the Securities Act pursuant to Section 2.1, the Company will, and hereby does, indemnify and hold harmless, each Holder against any losses, claims, damages or liabilities to which such Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities are registered under the Securities Act, and preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and the Company will reimburse each of the Holders for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of

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the Holders specifically stating that it is for use in the preparation thereof;
and provided further, however, that the Company shall not be liable to any of the Holders, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Holder's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and copies of such final prospectus were delivered to the Holders prior to the written confirmation of the sale of Registrable Securities to such Person asserting an untrue statement or alleged untrue statement or omission or alleged omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders and shall survive the transfer of such securities by the Holders.

                    2.4.2.  Indemnification by the Holders. The Company may
                            ------------------------------
require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.1, that the Company shall have received an undertaking satisfactory to it from the Holders holding such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.4.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Holders for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by the Holders.

                    2.4.3.  Contribution. If for any reason the foregoing
                            ------------
indemnity is unavailable under either Section 2.4.1 or 2.4.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (a) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (b)if the allocation provided by subdivision (a) above is not permitted by applicable law or provides a lesser sum to the indemnified party than is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations, then in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other equitable considerations. Notwithstanding the foregoing, neither party shall be required to contribute any amount in excess of the amount the indemnifying party would have been required to pay to an indemnified party if the indemnity under this Section 2.4 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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                    2.4.4.  Notices of Claims, etc. Promptly after receipt by an
                            -----------------------
indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

                    2.4.5.  Other Indemnification. Indemnification or
                            ---------------------
contribution similar to that specified in the preceding subdivisions of this
Section 2.4 (with appropriate modifications) shall be given by the Company and the Holders with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

                    2.4.6.  Indemnification Payments. The indemnification or
                            ------------------------
contribution required by this Section 2.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          3.   Definitions. As used herein, unless the context otherwise
               -----------
requires, the following terms have the following respective meanings:

          Commission: The Securities and Exchange Commission or any other
          ----------
federal agency at the time administering the Securities Act.

          Exchange Act: The Securities Exchange Act of 1934, or any similar
          ------------
federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any similar federal statute.

          Person: A corporation, an association, a partnership, an organization,
          ------
a business, an individual, a governmental or political subdivision thereof or a governmental agency.

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          Registration Expenses: All expenses incurred by the Company in
          ---------------------
complying with Section 2, including, without limitation, all registration and filing fees, printing expenses, expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the Company, but excluding fees and disbursements of counsel representing the Holders), all fees and disbursements of counsel for the Company and any accountants' fees and expenses incident to or required by any such registration.

          Related Registrable Securities: means, with respect to any shares of
          ------------------------------
Common Stock held by the Holder on the date hereof, any securities of the Company or any other Person issued or issuable with respect to any such shares of Common Stock, by way of a dividend or stock split or other distribution on shares of Common Stock or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          Securities Act: The Securities Act of 1933, or any similar federal
          --------------
statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal statute.

          Supplemental Suspension Period: As defined in Section 2.1.4.
          ------------------------------

          Suspension Period: As defined in Section 2.1.4.
          -----------------

          Trading Day: Any day on which trading takes place on the principal
          -----------
national securities exchange on which the Common Stock is then listed or admitted to trading, or, if the Common Stock is not then listed or admitted to trading on a national securities exchange, any day on which trading takes place on the over-the-counter market and prices reflecting such trading are published by NASDAQ.

          4.   Amendments and Waivers. This Agreement may be amended and the
               ----------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders holding a majority of the Registrable Securities. The Holders shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.

          5.   Nominees for Beneficial Owners. If any Registrable Securities are
               ------------------------------
held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement provided that the Company receives notice of such election from the beneficial owner and assurances reasonably satisfactory to the Company of such owner's beneficial ownership of such Registrable Securities (which may, in the Company's discretion, consist of a written acknowledgment of such beneficial ownership from the nominee).

          6.   Notices. All communications provided for hereunder shall be in
               -------
writing and sent by first-class mail and (a) if addressed to the Company, at 45 Fremont Street, Suite

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1200, San Francisco, CA 94104, Attention: President, with a copy to Brobeck,
Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York, 10019,
Attention: Eric Simonson, or at such other address, or to the attention of such other officer, as the Company shall have furnished in writing to the Holders, or
(b) if to any of the Holders, to such address of such Holder as shall be shown on the record books of the Company.

          7.   Assignment. This Agreement shall be binding upon and inure to the
               ----------
benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, including, without limitation and without the need for an express assignment, holders of Registrable Securities who received the Registrable Securities on or promptly after the Effective Date (as defined in the Merger Agreement) directly from the Company's exchange agent as a designee of one or more Holders. This Agreement may not be assigned by the Company without prior written consent of the holders of a majority in interest of the Registrable Securities outstanding at the time such consent is requested.

          8.   Descriptive Headings. The descriptive headings of the several
               --------------------
sections and paragraphs of this Agreement are inserted or reference only and shall not limit or otherwise affect the meaning hereof.

          9.   Governing Law. This Agreement shall be construed and enforced in
               -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to conflicts of law principles thereof.

          10.  Counterparts. This Agreement may be executed simultaneously in
               ------------
any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                        DIGITAL ISLAND, INC.

                                        By:  /s/ Leo S. Spiegel
                                             ----------------------------------
                                             Name: Leo S. Spiegel
                                             Title: President


                                        SELLERS:


                                        /s/ Adam Cohen
                                        ---------------------------------------
                                        Adam Cohen


                                        /s/ Michael J. Fiorentino
                                        ---------------------------------------
                                        Michael J. Fiorentino


                                        /s/ Debra LaChance
                                        ---------------------------------------
                                        Debra LaChance


                                        /s/ Alan Schatten
                                        ---------------------------------------
                                        Alan Schatten


                                        /s/ Victor Starsia
                                        ---------------------------------------
                                        Victor Starsia


                                        /s/ Jennifer Sultan
                                        ---------------------------------------
                                        Jennifer Sultan

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